Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2018 RESULTS

AND RAISES FULL YEAR OUTLOOK

-	Revenue of $1.240 billion, exceeding outlook
-	Net income attributable to Waste Connections of $138.7 million, or $0.52 per share
-	Adjusted net income attributable to Waste Connections* of $172.3 million, or $0.65 per share, up 18.2%
-	Adjusted EBITDA* of $395.5 million, or 31.9% of revenue
-	YTD net cash provided by operating activities of $664.9 million
-	YTD adjusted free cash flow* of $472.7 million, or 19.9% of revenue
-	Completes previously announced acquisitions, bringing YTD acquired annualized revenue to approximately $175 million

TORONTO, ONTARIO, July 24, 2018 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the second quarter of 2018. Revenue in the second quarter totaled $1.240 billion, up from $1.176 billion in the year ago period. Operating income was $210.7 million, which included $7.1 million of impairments and other operating items primarily associated with the Company’s termination of certain contracts assumed in the Progressive Waste acquisition, and $5.6 million in acquisition-related costs; this compares to $206.9 million in the year ago period, which primarily included $7.4 million in charges related to share-based compensation costs associated with share-based awards assumed in the Progressive Waste acquisition.

Net income attributable to Waste Connections in the second quarter was $138.7 million, or $0.52 per share on a diluted basis of 264.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $123.7 million, or $0.47 per share on a diluted basis of 264.1 million shares.

Adjusted net income attributable to Waste Connections* in the second quarter was $172.3 million, or $0.65 per share, versus $145.5 million, or $0.55 per share, in the prior year period. Adjusted EBITDA* in the second quarter was $395.5 million and 31.9% of revenue, as compared to adjusted EBITDA* of $373.6 million and 31.8% of revenue in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

“Continued strength in solid waste pricing growth, E&P waste activity and acquisition contribution enabled us to exceed our outlook for the period, overcoming increased headwinds from recycling and a weather-delayed ramp in special waste activity across many markets. We are especially pleased with our year-to-date adjusted EBITDA* margin expansion and adjusted free cash flow* generation in spite of these headwinds, as well as our upwardly revised outlook for the full year,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman.

Mr. Mittelstaedt added, “Looking ahead to 2019, we believe we should be well-positioned for above average revenue growth and margin expansion as current favorable trends for solid waste pricing, E&P waste activity and acquisition contribution should continue, while the current recycling headwinds and reported negative volume growth primarily associated with our purposeful shedding of lower quality solid waste revenues, should abate. Our strong financial profile and free cash flow generation provide us the flexibility to not only invest in new growth projects and fund expected continuing above-average acquisition activity, but to also increase our return of capital to shareholders through double-digit percentage increases in our quarterly dividend each October and opportunistic share repurchases.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the six months ended June 30, 2018, revenue was $2.380 billion, as compared to revenue of $2.267 billion in the year ago period. Operating income was $399.4 million, which included $18.3 million of expenses primarily related to impairments and other items related to the termination of certain contracts and other acquisition-related costs; this compared to $233.3 million for the same period in 2017, which included $159.0 million of expenses primarily related to both goodwill impairment against the Company’s E&P segment resulting from the early adoption of FASB’s recent accounting pronouncement simplifying the test for goodwill impairment and items related to the expected divestiture of certain assets acquired in the Progressive Waste acquisition.

Net income attributable to Waste Connections for the six months ended June 30, 2018, was $263.6 million, or $1.00 per share on a diluted basis of 264.5 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $138.5 million, or $0.52 per share on a diluted basis of 264.0 million shares.

Adjusted net income attributable to Waste Connections* for the six months ended June 30, 2018, was $320.9 million, or $1.21 per share, compared to $275.5 million, or $1.04 per share, in the year ago period. Adjusted EBITDA* for the six months ended June 30, 2018, was $752.4 million and 31.6% of revenue, as compared to $706.4 million and 31.2% of revenue in the prior year period.

UPDATED 2018 OUTLOOK

Waste Connections also updated its outlook for 2018, which assumes no change in the current economic environment. The Company’s outlook excludes any impact from additional acquisitions and divestitures that may close during the year, and expensing of transaction-related items. The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2018 are subject to quarterly fluctuations. See reconciliation in the attached tables.

•	Revenue is estimated to be approximately $4.880 billion, as compared to our original revenue outlook of approximately $4.825 billion.
•	Net income attributable to Waste Connections is estimated to be approximately $559 million, and adjusted EBITDA* is estimated to be approximately $1.555 billion, or about 31.9% of revenue, as compared to our original adjusted EBITDA* outlook of $1.550 billion.
•	Net cash provided by operating activities is estimated to be approximately $1.379 billion and adjusted free cash flow* is estimated to be approximately $860 million, or about 17.6% of revenue, as compared to our original adjusted free cash flow* outlook of approximately $850 million.
•	Capital expenditures are estimated to be approximately $530 million, as compared to our original capital expenditures outlook of approximately $500 million.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

CONFERENCE CALL

Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 25th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com. A playback of the call will be available on the Company’s website. Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on July 25th , providing the Company's third quarter 2018 outlook for revenue, core price plus volume growth for solid waste and adjusted EBITDA*.

*A non-GAAP measure.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections website at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2018 and 2019 financial results, capital expenditures, adjusted free cash flow, outlook and related assumptions, potential acquisition activity and the amount of capital returned to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253

maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND SIX months ended JuNE 30, 2017 and 2018

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Revenues	$1,175,569	$1,239,968	$2,266,835	$2,380,099
Operating expenses:
Cost of operations	685,900	725,022	1,329,281	1,384,825
Selling, general and administrative	126,350	128,261	255,400	259,568
Depreciation	132,827	142,450	258,067	275,634
Amortization of intangibles	24,762	26,474	50,272	52,573
Impairments and other operating items	(1,180)	7,073	140,501	8,104
Operating income	206,910	210,688	233,314	399,395

Interest expense	(31,160)	(32,426)	(60,291)	(64,796)
Interest income	1,026	1,056	1,474	2,210
Other income, net	834	2,031	1,852	1,644
Foreign currency transaction gain (loss)	(1,048)	30	(1,638)	(190)
Income before income tax provision	176,562	181,379	174,711	338,263

Income tax provision	(52,675)	(42,565)	(35,804)	(74,417)
Net income	123,887	138,814	138,907	263,846
Less: net income attributable to noncontrolling interests	(231)	(132)	(377)	(295)
Net income attributable to Waste Connections	$123,656	$138,682	$138,530	$263,551

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.47	$0.53	$0.53	$1.00

Diluted	$0.47	$0.52	$0.52	$1.00

Shares used in the per share calculations:
Basic	263,387,338	263,691,172	263,225,541	263,757,179
Diluted	264,109,594	264,332,029	264,007,307	264,452,785
Cash dividends per common share	$0.12	$0.14	$0.24	$0.28

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2017	June 30, 2018
ASSETS
Current assets:
Cash and equivalents	$433,815	$145,801
Accounts receivable, net of allowance for doubtful accounts of $17,154 and $15,658 at December 31, 2017 and June 30, 2018, respectively	554,458	604,090
Current assets held for sale	1,596	1,448
Prepaid expenses and other current assets	186,999	167,036
Total current assets	1,176,868	918,375
Restricted cash	122,652	80,045
Restricted investments	44,360	44,049
Property and equipment, net	4,820,934	5,024,868
Goodwill	4,681,774	4,772,966
Intangible assets, net	1,087,436	1,085,775
Long-term assets held for sale	12,625	11,647
Other assets, net	68,032	86,819
	$12,014,681	$12,024,544
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$330,523	$343,870
Book overdraft	19,223	18,041
Accrued liabilities	278,039	257,874
Deferred revenue	145,197	162,463
Current portion of contingent consideration	15,803	11,688
Current liabilities held for sale	2,155	2,044
Current portion of long-term debt and notes payable	11,659	1,690
Total current liabilities	802,599	797,670

Long-term debt and notes payable	3,899,572	3,792,847
Long-term portion of contingent consideration	31,482	43,300
Other long-term liabilities	316,191	325,459
Deferred income taxes	690,767	718,627
Total liabilities	5,740,611	5,677,903
Commitments and contingencies
Equity:
Common shares: 263,660,803 shares issued and 263,494,670 shares outstanding at December 31, 2017; 263,498,672 shares issued and 263,362,026 shares outstanding at June 30, 2018	4,187,568	4,147,674
Additional paid-in capital	115,743	118,113
Accumulated other comprehensive income	108,413	15,106
Treasury shares: 166,133 and 136,646 shares at December 31, 2017 and June 30, 2018, respectively	-	-
Retained earnings	1,856,946	2,060,156
Total Waste Connections’ equity	6,268,670	6,341,049
Noncontrolling interest in subsidiaries	5,400	5,592
Total equity	6,274,070	6,346,641
	$12,014,681	$12,024,544

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

SIX months ended JUNE 30, 2017 and 2018

(Unaudited)

(in thousands of U.S. dollars)

	Six months ended June 30,
	2017	2018
Cash flows from operating activities:
Net income	$138,907	$263,846
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	128,608	10,090
Depreciation	258,067	275,634
Amortization of intangibles	50,272	52,573
Foreign currency transaction loss	1,638	190
Deferred income taxes, net of acquisitions	(10,378)	26,399
Amortization of debt issuance costs	2,101	2,081
Share-based compensation	23,364	20,262
Interest income on restricted investments	(283)	(126)
Interest accretion	6,887	7,403
Adjustments to contingent consideration	11,013	349
Payment of contingent consideration recorded in earnings	-	(11)
Net change in operating assets and liabilities, net of acquisitions	(58,290)	6,241
Net cash provided by operating activities	551,906	664,931

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(347,936)	(485,519)
Capital expenditures for property and equipment	(202,617)	(201,712)
Proceeds from disposal of assets	20,617	2,074
Change in restricted investments, net of interest income	(768)	-
Other	(1,732)	(77)
Net cash used in investing activities	(532,436)	(685,234)

Cash flows from financing activities:
Proceeds from long-term debt	864,952	165,736
Principal payments on notes payable and long-term debt	(585,762)	(338,137)
Payment of contingent consideration recorded at acquisition date	(5,565)	(4,976)
Change in book overdraft	19,479	(1,132)
Proceeds from option and warrant exercises	1,946	-
Payments for repurchase of common shares	-	(42,040)
Payments for cash dividends	(63,463)	(73,584)
Tax withholdings related to net share settlements of equity-based compensation	(13,621)	(14,589)
Debt issuance costs	(3,519)	(2,757)
Proceeds from sale of common shares held in trust	7,735	2,146
Other	(1,094)	(103)
Net cash provided by (used in) financing activities	221,088	(309,436)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	672	(915)
Net increase (decrease) in cash, cash equivalents and restricted cash	241,230	(330,654)
Cash, cash equivalents and restricted cash at beginning of period	169,112	556,467
Plus (less): change in cash held for sale	(305)	33
Cash, cash equivalents and restricted cash at end of period	$410,037	$225,846

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended June 30, 2018:

	U.S.	Canada	Total
Core Price	3.8%	4.4%	3.9%
Surcharges	0.3%	0.7%	0.3%
Volume	(0.9%)	(4.2%)	(1.5%)
Recycling	(1.4%)	(4.0%)	(1.8%)
Foreign Exchange Impact	-	4.0%	0.7%
Total	1.8%	0.9%	1.6%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended June 30, 2017 and 2018:

	Three Months Ended June 30, 2017
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$797,131	$(2,392)	$794,739	67.6%
Solid Waste Disposal and Transfer	416,176	(158,937)	257,239	21.9%
Solid Waste Recycling	43,693	(2,351)	41,342	3.5%
E&P Waste Treatment, Recovery and Disposal	50,043	(2,870)	47,173	4.0%
Intermodal and Other	35,432	(356)	35,076	3.0%
Total	$1,342,475	$(166,906)	$1,175,569	100.0%

	Three Months Ended June 30, 2018
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$854,719	$(2,440)	$852,279	68.7%
Solid Waste Disposal and Transfer	440,537	(171,583)	268,954	21.7%
Solid Waste Recycling	22,703	(698)	22,005	1.8%
E&P Waste Treatment, Recovery and Disposal	62,663	(2,431)	60,232	4.9%
Intermodal and Other	37,324	(826)	36,498	2.9%
Total	$1,417,946	$(177,978)	$1,239,968	100.0%

Contribution from Acquisitions: The following table reflects revenues from solid waste acquisitions, net of divestitures, for the three month periods ended June 30, 2017 and 2018:

	Three months ended June 30,
	2017	2018
Acquisitions, net	$386,211	$32,763

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ended June 30, 2017 and 2018:

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Cash Interest Paid	$32,301	$40,046	$54,603	$62,486
Cash Taxes Paid	22,469	16,183	36,486	22,853

Debt to Book Capitalization as of June 30, 2018: 37%

Internalization for the three months ended June 30, 2018: 57%

Days Sales Outstanding for the three months ended June 30, 2018: 44 (32 net of deferred revenue)

Share Information for the three months ended June 30, 2018:

Basic shares outstanding	263,691,172
Dilutive effect of equity-based awards	640,857
Diluted shares outstanding	264,332,029

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Net Income attributable to Waste Connections	$123,656	$138,682	$138,530	$263,551
Plus: Net income attributable to noncontrolling interests	231	132	377	295
Plus: Income tax provision	52,675	42,565	35,804	74,417
Plus: Interest expense	31,160	32,426	60,291	64,796
Less: Interest income	(1,026)	(1,056)	(1,474)	(2,210)
Plus: Depreciation and amortization	157,589	168,924	308,339	328,207
Plus: Closure and post-closure accretion	2,917	3,258	5,835	6,496
Plus/less: Impairments and other operating items	(1,180)	7,073	140,501	8,104
Less: Other income, net	(834)	(2,031)	(1,852)	(1,644)
Plus/less: Foreign currency transaction loss/(gain)	1,048	(30)	1,638	190
Adjustments:
Plus: Transaction-related expenses (a)	715	2,199	2,459	4,584
Plus: Pre-existing Progressive Waste share-based grants (b)	4,103	2,058	10,578	3,221
Plus: Integration-related and other expenses (c)	2,594	1,306	5,422	2,416
Adjusted EBITDA	$373,648	$395,506	$706,448	$752,423

As % of revenues	31.8%	31.9%	31.2%	31.6%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Net cash provided by operating activities	$264,429	$357,684	$551,906	$664,931
Plus/(Less): Change in book overdraft	(568)	(837)	19,479	(1,132)
Plus: Proceeds from disposal of assets	1,801	1,072	20,617	2,074
Less: Capital expenditures for property and equipment	(111,412)	(110,496)	(202,617)	(201,712)
Less: Distributions to noncontrolling interests	-	-	-	(103)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	-	-	11
Cash received for divestitures (b)	-	-	(17,400)	-
Transaction-related expenses (c)	715	2,199	2,459	4,584
Integration-related and other expenses (d)	2,282	2,990	5,110	2,416
Pre-existing Progressive Waste share-based grants (e)	1,570	1,306	11,915	4,909
Synergy bonus (f)	-	-	11,798	-
Tax effect (g)	(2,689)	(1,373)	(9,648)	(3,279)
Adjusted free cash flow	$156,128	$252,545	$393,619	$472,699

As % of revenues	13.3%	20.4%	17.4%	19.9%

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards and related payments during the period.
(f)	Reflects the addback of cash bonuses paid pursuant to the Company’s Synergy Bonus Program in conjunction with the Progressive Waste acquisition.
(g)	The aggregate tax effect of footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Reported net income attributable to Waste Connections	$123,656	$138,682	$138,530	$263,551
Adjustments:
Amortization of intangibles (a)	24,762	26,474	50,272	52,573
Impairments and other operating items (b)	(1,180)	7,073	140,501	8,104
Transaction-related expenses (c)	715	2,199	2,459	4,584
Pre-existing Progressive Waste share-based grants (d)	4,103	2,058	10,578	3,221
Integration-related and other expenses (e)	2,594	1,306	5,422	2,416
Tax effect (f)	(9,188)	(7,971)	(72,253)	(16,016)
Tax items (g)	-	2,515	-	2,515
Adjusted net income attributable to Waste Connections	$145,462	$172,336	$275,509	$320,948
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.47	$0.52	$0.52	$1.00
Adjusted net income	$0.55	$0.65	$1.04	$1.21

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.
(g)	Reflects items primarily associated with internal financing restructuring in conjunction with the Tax Act enacted on December 22, 2017, as well as a reduction in deferred tax liabilities resulting from state legislation enacted during the quarter and changes in the Company’s geographical apportionment due to acquisition activity.

UPDATED 2018 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Updated 2018 Outlook
Net Income attributable to Waste Connections	$559,129
Plus: Net income attributable to noncontrolling interests	1,000
Plus: Income tax provision	160,000
Plus: Interest expense	134,000
Less: Interest income	(4,000)
Plus: Depreciation and amortization	675,000
Plus: Closure and post-closure accretion	13,000
Plus: Impairments and other operating items (a)	8,104
Less: Other income, net (a)	(1,644)
Plus: Foreign currency transaction loss (a)	190
Adjustments: (a)
Plus: Transaction-related expenses	4,584
Plus: Pre-existing Progressive Waste share-based grants	3,221
Plus: Integration-related and other expenses	2,416
Adjusted EBITDA	$1,555,000

As % of revenues	31.9%

(a)	Reflects amounts reported for the six month period ended June 30, 2018, as shown on page 9.

Reconciliation of Adjusted Free Cash Flow:

Updated
2018 Outlook
Net cash provided by operating activities	$1,379,388
Plus: Proceeds from disposal of assets (a)	2,074
Less: Distributions to noncontrolling interests (a)	(103)
Less: Capital expenditures for property and equipment	(530,000)
Adjustments: (a)
Payment of contingent consideration recorded in earnings	11
Transaction-related expenses	4,584
Integration-related and other expenses	2,416
Pre-existing Progressive Waste share-based grants	4,909
Tax effect	(3,279)
Adjusted free cash flow	$860,000

As % of revenues	17.6%

(a)	Reflects amounts reported for the six month period ended June 30, 2018, as shown on page 10.